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                               CONSENT OF COUNSEL


           Warburg, Pincus Intermediate Maturity Government Fund, Inc.


                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 9 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-22817, Investment Company Act File No. 811-5600) of Warburg, Pincus
Intermediate Maturity Government Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                   /s/Willkie Farr & Gallagher
                                                   ---------------------------
                                                      Willkie Farr & Gallagher

February 11, 1997
New York, New York


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